Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 19, 2008

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114	77-0313235
(Commission File Number)	(IRS Employer Identification No.)

550 South Hope Street, Suite 2850, Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (c)     On November 19, 2008, Mr. Timothy J. Shaheen was appointed to replace O'Donnell Iselin II as the Company's Chief Financial Officer and Secretary.

                        Mr. Shaheen, age 48, is a member of the Board of Directors of the Company and also serves as a consultant to the Company under the terms of a consulting agreement dated January 1, 2008.  Mr. Shaheen's biographical information, the terms under which he is compensated as a director of the Company and the terms of the consulting agreement have been previously reported by the Company in the Company's Proxy Statement for its 2008 Annual Meeting of Stockholders held on May 9, 2008.

                        For his services as Chief Financial Officer and Secretary, Mr. Shaheen will initially receive compensation of $10,000 per month, unless and until such amount is adjusted by the mutual agreement of the Company and Mr. Shaheen.  This payment shall be in addition to the compensation payable under the existing agreement by which Mr. Shaheen is providing consulting services to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Dated:  November 25, 2008